Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Converted Organics Inc.
We hereby consent to the use in this Registration Statement of Converted Organics Inc. on the Pre-Effective Amendment No. 1 to the Form S-1 (file number 333-161917) of our report dated March 27, 2009, relating to the consolidated financial statements of Converted Organics Inc. as of December 31, 2008 and 2007 and for the years then ended.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
October 2, 2009